EXHIBIT 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports dated February 20, 1998, and to all references to our Firm included in this Form 10-K Annual Report.


                                              ARTHUR ANDERSEN LLP

Richmond, Virginia
March 25, 1998